Prospectus Supplement No. 1 dated May 4, 1999 (REVISED)         Rule 424(b)(3)
To Prospectus dated August 14, 1998                         File No.:333-60985



                             14,328,010 Shares

                                ACE LIMITED

                              Ordinary Shares
                          (par value 0.041666667)


         This Supplement No. 1 (Revised) supplements and, to the extent inconsistent therewith, amends the information contained in the prospectus of ACE Limited, a Cayman Islands company, dated August 14, 1998 as supplemented by Prospectus Supplement No. 1 dated May 4, 1999.

         We have been informed by Insurance Partners Charman (Bermuda), L.P., a Bermuda limited partnership ("IPC"), and Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IPO"), that they have made pro rata distributions of an aggregate of 7,952,613 ordinary shares to their direct and indirect partners (each a "Partner"). The 7,952,613 ordinary shares represent all of the ordinary shares registered on behalf of IPC and IPO in the prospectus. As described in Prospectus Supplement No. 2 dated May 10, 1999, a total of 2,315,483 of these ordinary shares were sold by the Partners named therein to J.P. Morgan Securities Inc., as underwriter.

         The following table sets forth the name of each selling shareholder, the number of ordinary shares beneficially owned by each selling shareholder and the number of ordinary shares offered hereby. We have been informed by the selling shareholders that, except as set forth in the footnotes to the table, none of the selling shareholders has held any position, office or other material relationship with us or any of our affiliates within the past three years other than as a result of his, her or its ownership of ordinary shares (or securities convertible into or exercisable for ordinary shares). None of the figures below for any selling shareholder individually represents 1% or more of our outstanding ordinary shares.

         The ordinary shares listed in the following table may be offered from time to time by the selling shareholders named below. However, such selling shareholders are under no obligation to sell all or any portion of such ordinary shares, nor are the selling shareholders obligated to sell any such ordinary shares immediately under the prospectus. Because the selling shareholders may sell all or part of their ordinary shares, no estimate can be given as to the number of ordinary shares that will be held by any selling shareholder upon termination of any offering made hereby.



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

                                                               Ordinary Shares
                                                              Beneficially Owned    Ordinary Shares
Name of Selling Shareholder                                   Prior to Offering     Offered Hereby

Aon Corporation (1)                                                318,282              318,282
Sheikh Abdulrahman Ali Al-Turki                                    122,200              122,200
American States Insurance Company                                   63,656               63,656
Arab Investment and Management Corporation                         122,200              122,200
Chris Argyyris                                                         611                  611
Glenn R. August                                                    103,822              103,822
Michael A. Bell                                                      9,172                9,172
William H. Bohnsack                                                    636                  636
David G. Brown                                                       6,417                6,417
Capital Partnership                                                 19,363               19,363
Bernard J. Carl                                                      7,745                7,745
Carlisle Ventures, Inc.                                            381,939              381,939
Centre Reinsurance Limited                                       1,192,453            1,192,453
Centre Reinsurance Services (Bermuda) Limited                       71,001               71,001
Centre Reinsurance Services (Bermuda) II                           151,200              151,200
Chase Manhattan I.P. (Bermuda) Holdings Limited                    270,652              270,652
Chase Manhattan International Finance, Ltd.                            506                  506
Chase Manhattan Investment Holdings, L.P.                          188,972              188,972
Laurence Cheng                                                       1,222                1,222
Bradley E. Cooper                                                   64,020               64,020
Thomas Craig                                                         3,055                3,055
J. Taylor Crandall                                                  66,742               66,742
Thomas R. Dickson                                                    1,591                1,591
DLJ Fund Investment Partners, L.P.                                  63,656               63,656
Daniel L. Doctoroff                                                104,734              104,734
Executive Risk Indemnity Inc.                                       63,657               63,657
Executive Risk Inc.                                                  6,372                6,372
Shannon A. Fairbanks                                                 1,291                1,291
Thomas M. Fink (2)                                                   1,910                1,910
Susan S. Fleming                                                     8,835                8,835
Jeffrey H. Freed                                                     4,309                4,309
Eugene M. Freedman                                                   4,284                4,284
Joseph B. Fuller                                                     6,574                6,574
Mark B. Fuller                                                       5,963                5,963
FW Group GenPar, Inc.                                                  865                  865
FWI Investors, Inc.                                                163,308              163,308
Luc Gagnon                                                           1,222                1,222
Steven D. Germain                                                    1,910                1,910
Steven M. Gluckstern                                                81,855               81,855
Jonathan Goodman                                                       611                  611
John P. Grayken                                                      2,581                2,581

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

                                                               Ordinary Shares
                                                              Beneficially Owned    Ordinary Shares
Name of Selling Shareholder                                   Prior to Offering     Offered Hereby

Group 31, Inc.                                                       1,426                1,426
Steven B. Gruber                                                   104,734              104,734
Michael Hamer                                                        1,527                1,527
Richard M. Haverland                                                82,139               82,139
Inmost Holdings Ltd.                                                36,660               36,660
Insurance Partners Offshore (Bermuda), L.P.                         44,246               44,246
William S. Janes                                                     2,581                2,581
Stephen M. Jennings                                                    611                  611
Scott Krase                                                            484                  484
Frank D. Lackner                                                    18,282               18,282
Leyton, Ltd.                                                         1,222                1,222
Robert S. Lurie                                                      3,055                3,055
Roger M. Martin                                                      5,197                5,197
Elizabeth Martineau                                                  3,821                3,821
Isaac Mashitz                                                        1,273                1,273
Mayfair Management Services S.A.                                    24,440               24,440
John McClellan                                                         611                  611
MCLP I Corporation                                                     614                  614
Robert A. Meister                                                   25,463               25,463
Lord John Moore                                                      1,376                1,376
Mark D. Mosca                                                        1,273                1,273
Peter G. Mulvihill                                                   2,547                2,547
Diane L. Murray                                                        161                  161
Nattak Corporation                                                  36,660               36,660
David G. Offensend                                                  60,404               60,404
Oak Hill Partners, Inc.                                             61,278               61,278
Phight, L.L.C.                                                      63,656               63,656
Frank D. Pierson                                                     2,546                2,546
Peter R. Porrino                                                     1,273                1,273
Michael E. Porter                                                    3,055                3,055
Eric C. Rahe                                                         6,059                6,059
Richard A. Rawlinson                                                 1,833                1,833
Douglas Rohall                                                       2,444                2,444
Richard L. Sandor                                                    6,366                6,366
John D. Shuck                                                        1,273                1,273
Sirocco Holdings Ltd.                                              122,200              122,200
Robert A. Spass                                                    287,832              287,832
Source One Mortgage Services Corporation                           190,969              190,969
Eileen M. Sweeney                                                    1,273                1,273
Mark T. Thomas                                                       6,443                6,443
Paul H. Warren                                                      84,420               84,420
David L. Wasserman                                                   1,591                1,591

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

                                                               Ordinary Shares
                                                              Beneficially Owned    Ordinary Shares
Name of Selling Shareholder                                   Prior to Offering     Offered Hereby

Mark A. Wolfson                                                      2,581                2,581
Ziff Investors Partnership, L.P. II                                318,282              318,282
Zurich Reinsurance (North America), Inc.                           318,282              318,282

-----------------

(1)      In addition, Aon Corporation owns options to purchase 5,000
         Ordinary Shares of the Company at an exercise price of $40.00 per share.
(2) Mr. Fink worked as a consultant for CAT Ltd. prior to the acquisition of CAT Ltd. by the Company.


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